BY-LAWS

                                       OF

                 THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

                                   ---oo0oo---

                                    ARTICLE I

                                     OFFICES

            Section 1. The registered office shall be in Wilmington, Delaware.

            Section 2. The corporation may have offices also at such other places within and without the State of Delaware as the board of directors may from time to time determine.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

            Section 1. Meetings of the stockholders for the election of directors shall be held in New York, New York at such place as may be fixed from time to time by the board of directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.


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            Section 2. Annual meetings of stockholders shall, unless otherwise provided by the board of directors, be held on the third Thursday in February each year if not a legal holiday, and if a legal holiday, then on the next full business day following, at 2:00 P.M., at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

            Section 3. In order that the corporation may determine the stockholders entitled to notice of or to, vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. A determination of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

            Section 4. Written notice of the annual meeting, and any special meeting stating the place, date and hour thereof, shall be given to each stockholder entitled to vote thereat not less than ten nor more than fifty days before the date of the meeting.

            Section 5. The officer who has charge of the stock ledger of the corporation shall prepare, and produce a complete list of the stockholders entitled to vote at said meeting in accordance with Section 219(a) Title 8 of the Delaware Code.


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            Section 6. Special meetings of the stockholders may be called by the president and shall be called by the president or secretary by resolution of the board of directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such resolution or request shall state the purpose or purposes of the proposed meeting.

            Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

            Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, so long as the adjournment is not for more than thirty days and a new record date is not fixed for the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting.

            Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation a


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different vote is required in which case such express provision shall govern and control the decision of such question.

            Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting when required by the inspectors of election. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by two inspectors of election who shall be appointed by the board of directors, or if not so appointed, then by the presiding officer of the meeting.

            Section 11. Whenever stockholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding stock entitled to vote thereon, all in accordance with Section 228, Title 8 of the Delaware Code.

                                   ARTICLE III

                                    DIRECTORS

            Section 1. The number of directors which shall constitute the whole board shall be five.*(1) By amendment of this by-law the number may be increased or

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1 *Amended by board of directors on 11/20/86 to delete the number "five" and insert in its place "at least seven."


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decreased from time to time by the board of directors within the limits permitted by law, but no decrease in the number of directors shall change the term of any director in office at the time thereof. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this article, and each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

            Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected, unless sooner displaced.

            Section 3. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

            Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

            Section 5. The first meeting of each newly elected board of directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be


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specified in a notice given as hereinafter provided for special meetings of the board of directors.

            Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

            Section 7. Special meetings of the board of directors may be called by the president and shall be called by the secretary on the written request of two directors. Notice of special meetings of the board of directors shall be given to each director at least three days before the meeting if by mail or at least 24 hours before the meeting if given in person or by telephone or by telegraph. The notice need not specify the business to be transacted.

            Section 8. At meetings of the board of directors, one-third of the directors at the time in office but in no event less than two*(2) directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

            Section 9. The board of directors may, by resolution adopted by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the

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2 *Amended by board of directors on 11/20/86 to delete the phrase "one-third of the directors at the time in office but in no event less than two" and insert in its place the word "five."


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management of the business and affairs of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting or in any written consent of the committee. The member or members of any such committee present at any meeting and not disqualified from voting may, whether or not he or they constitute a quorum, unanimously appoint another member of the board of directors to act at the meeting in the place of any absent or disqualified member.

            Section 10. The committees shall keep regular minutes of their proceedings and report the same to the board of directors.

            Section 11. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

            Section 12. The directors may be paid their expenses of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.


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                                   ARTICLE IV

                                     NOTICES

            Section 1. Notices to directors and stockholders mailed to them at their addresses appearing on the books of the corporation shall be deemed to be given at the time when deposited in the United States mail.

            Section 2. Whenever any notice is required to be given a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent of notice. Attendance of a person at a meeting of a stockholders or of directors shall constitute a waiver of notice of such meeting except when the stockholder or director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                    ARTICLE V

                                    OFFICERS

            Section 1. The officers of the corporation shall be chosen by the board of directors at its first meeting after each annual meeting of stockholders and shall be a president, who shall be a director, and a vice president, a secretary, a treasurer and such other officers and agents as the board desires who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board or as set forth in these by-laws. Any number of offices may be held by the same person.


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            Section 2. The salaries of all officers of the corporation shall be fixed by the board of directors.

            Section 3. Any officer may be removed at any time by the board of directors with or without cause. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors if the office is not discontinued.

            *(3)Section 4. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall execute on behalf of the corporation and may affix or cause the seal to be affixed to all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation or as provided herein.

                  Section 5. The vice presidents shall act under the direction of the president and in the absence or disability of the president, in the order of seniority specified by the board, they shall perform the duties and exercise the powers of the president. They shall perform such other duties and have such other powers as the president or the board of directors may from time to time prescribe.

            Section 6. The secretary shall act under the direction of the president. Subject to the direction of the president he shall attend all meetings of the board of


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3 *Amended by board of directors 6/3/82 to read: "Unless the board of directors shall elect a chairman as chief executive officer, the president shall be the chief executive officer of the corporation . . . ."


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

directors and all meetings of the stockholders and record the proceedings. He shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the president or the board of directors. He shall keep in safe custody the seal of the corporation and cause it to be affixed to any instrument requiring it.

            Section 7. The treasurer shall act under the direction of the president. Subject to the direction of the president he shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the president or the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. He may affix or cause to be affixed the seal of the corporation to any instrument requiring it.

            Section 8. On behalf of the corporation any officer may execute and affix the corporate seal to documents necessary in the management of the affairs of the corporation. Where two signatures are required, any two officers may execute such documents.


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                                   ARTICLE VI

                              CERTIFICATES OF STOCK

            Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the president or a vice president and the treasurer or the secretary of the corporation, certifying the number of shares owned by him in the corporation.

            Section 2. The board of directors may direct a new certificate of stock to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed

            Section 3. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation, if it is satisfied that all provisions of the certificate of the incorporation and these by-laws regarding transfer of shares and restrictions on such transfers have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


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            Section 4. The corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII

                                  MISCELLANEOUS

            Section 1. Dividends upon the shares of the capital stock of the corporation may be declared and paid by the board of directors from the funds legally available. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation.

            Section 2. Before the payment of any dividends there may be set aside, out of any funds of the corporation available for dividends, such sum or sums as the board of directors from time to time in its absolute discretion may think proper, as a reserve or reserves to meet contingencies or for any other purpose the directors shall think conducive to the interest of the corporation. The board of directors may modify or abolish any such reserve.

            Section 3. All checks or demands for money and notes of the corporation shall be signed by such officers or offices or such other person or persons as the board of directors may from time to time designate.


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            Section 4. The fiscal year of the corporation shall be the calendar year unless changed by the board of directors.

            Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                  ARTICLE VIII

                                 INDEMNIFICATION

            Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissable under and pursuant to any procedure specified in the General Corporation Law of the State of Delaware from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective


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rights of indemnification under any by-law, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

            The board of directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

            The board of directors may from time to time adopt further by-laws with respect to indemnification and may amend these and such by-laws to provide all time the fullest indemnification permitted by the General Corporation law of the State of Delaware.

                                   ARTICLE IX

                                   AMENDMENTS

            Section 1. The by-laws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

            Section 2. The board of directors by a majority vote of the whole board at any meeting may amend these by-laws, including by-laws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the by-laws which shall not be amended by the board of directors.


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